UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 19, 2008

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

At a meeting of the Board of Directors of Team Financial, Inc. held on August 19, 2008, Connie D. Hart was named Chairman of the Board of Directors.  At such meeting, Ms. Hart agreed to the compensation plan (the “Plan”) that was recommended by the Compensation Committee and approved and adopted by the Board for the remainder of 2008 and all of 2009.  Under the Plan, as Chairman of the Team Financial, Inc. Board, Ms. Hart will receive (i) an annual retainer of $24,000; (ii) $1,000 per Board meeting; (iii) $500 per strategic planning committee meeting (including extra compensation for being the chairman of this committee); (iv) $300 per audit committee meeting; and (v) $250 per compensation committee meeting.  Under the Plan, as Lead Director of TeamBank, N.A., Ms. Hart will receive (i) an annual retainer of $30,000; (ii) $200 per board meeting; (iii) $200 per audit committee meeting; (iv) $100 per credit risk committee meeting; (v) $100 per senior loan committee meeting; and (vi) $250 per executive committee meeting.  Ms. Hart will receive a prorated annual retainer as set forth above for the remainder of 2008 and will receive the same per meeting rates.  The Board reserved the right to pay a bonus to Ms. Hart, as Chairman, including, stock grants, options or cash, based upon performance criteria to be approved by the Board.  Additionally, the Board approved and adopted a payment of $24,000 to Ms. Hart for her work during May, June and July of 2008.

Section 8 — Other Events

Item 8.01 Other Events.

On August 19, 2008 the Company issued a press release which is attached as Exhibit 99.1 hereto. The press release shall be deemed to be furnished rather than filed.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)                   Financial Statements of businesses acquired:

Not applicable.

(b)                  Pro Forma financial information:

Not applicable.

(c)                   Shell company transactions:

Not applicable.

(d)                  Exhibits:

Exhibit No.	Description
99.1	Team Financial, Inc. Press release dated August 19, 2008, which shall be deemed to be furnished rather than filed.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

By:	/s/ Bruce R. Vance
Bruce R. Vance, Interim Chief Financial Officer

Date: August 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Team Financial, Inc. Press release dated August 19, 2008.